EXHIBIT 5 TO
             FORM S-8 REGISTRATION STATEMENT
                       REGARDING
                   THE CLOROX COMPANY
              LONG-TERM COMPENSATION PROGRAM



November 21, 1994


Ladies and Gentlemen:

This is with respect to the Registration Statement on Form S-8, to which this opinion is an exhibit, covering 1,700,000 shares of Clorox Common Stock which may be issued pursuant to exercise of options granted under The Clorox Company 1987 Long-Term Compensation Program.

It is my opinion that:

1. All necessary corporate action has been duly taken to adopt said Plan and said Plan was duly approved by action of the stockholders of The Clorox Company.

2. Said 1,700,000 shares of Clorox Common Stock have been reserved for purposes of said Plan and such shares, when issued on exercise of options granted in accordance with the terms and conditions of said Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid registration statement.

Very truly,



/s/ EDWARD A. CUTTER
Edward A. Cutter
Senior Vice President -
General Counsel and
Secretary





                       E-1